Earnings Release November 5, 2026

Exhibit 99.1
James Hardie Reports Second Quarter FY27 Results; Delivers Strong Growth and Reaffirms Fiscal 2027 Outlook
Second Quarter Net Sales of $1.564 Billion, including discontinued operations
Second Quarter Highlights (Continuing Operations)
Net Sales of $1.428 Billion, up 24% Year Over Year, at the High End of Guidance
Siding & Trim Net Sales of $880.3 Million, Above the High End of Guidance, Led by Continued Growth in Fiber Cement
Net Income margin of 10.5%; Adjusted EBITDA Margin of 31.8%, Above the High End of Guidance and up 450 Basis Points
Cost Synergies Ahead of Schedule; Revenue Synergies On Track
$111 Million of Term Loan Debt Repaid in the Quarter, Reached FY27 Leverage Target Ahead of Schedule
Consolidated FY27 Net Sales and Adjusted EBITDA Guidance Reaffirmed, Free Cash Flow Target Raised to More than $650 Million

James Hardie Industries plc (NYSE / ASX : JHX) ("James Hardie" or the "Company"), a leading provider of exterior home and outdoor living solutions, today announced results for its second quarter ended September 30, 2026.
In August 2026, the Company announced the strategic divestiture of its European operations and the intended closure of its European fiber cement operations. Europe is therefore presented within discontinued operations, and unless otherwise noted, results and the outlook in this release are on a continuing operations basis, excluding Europe. Beginning in the first quarter FY27, the Company revised the definitions of certain non-GAAP financial measures, including Adjusted EBITDA, to exclude share-based compensation costs.
Aaron Erter, CEO of James Hardie, said, "We delivered a strong second quarter, with sales from continuing operations up 24%, well above the market and at the high end of our guidance range. Adjusted EBITDA was above the guidance range, with margins expanding 450 basis points. North America fiber cement and Deck, Rail & Accessories both delivered double-digit sell-through growth, driven by consistent execution against our sales initiatives, material conversion opportunities and commercial synergies. Australia & New Zealand also delivered strong growth, driven by continued share gains."
Mr. Erter added, "We're focused on what we can control: accelerating material conversion, executing our growth initiatives, and driving continuous improvement through the Hardie Operating System. Our synergy momentum continues to build, with commercial synergies on track to reach our fiscal 2027 target and cost synergies ahead of schedule.
Mr. Erter concluded, "Halfway through the year, we are delivering on the commitments we set for fiscal 2027. While the U.S. housing market remains challenging, particularly new construction, our plan does not depend on a near-term recovery. Based on our broad set of self-help growth levers and our confidence in continuing to outperform the market, we are reaffirming our consolidated fiscal 2027 sales and Adjusted EBITDA outlook and raising our free cash flow target."

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	1

Earnings Release November 5, 2026

Consolidated Financial Information

	Q2 FY27	Q2 FY26	Change	6 Months FY27	6 Months FY26	Change

Group	(US$ millions, except per share data)
Net Sales	1,428.2	1,154.7	+24%	2,746.4	1,918.1	+43%
Operating Income	263.3	12.5	NM	462.2	137.9	+235%
Operating Income Margin	18.4%	1.1%	+1,730bps	16.8%	7.2%	+960bps
Net Income (Loss) from Continuing Operations	149.8	(64.3)	NM	240.4	(12.0)	NM
Income from Discontinued Operations	1.2	8.5	(86%)	14.9	18.8	(21%)
Net Income (Loss) from Continuing Operations per common share - Diluted	0.26	(0.11)	NM	0.41	(0.03)	NM
Income from Discontinued Operations per common share - Diluted	—	0.01	(100%)	0.03	0.04	(25%)
Net Income (Loss) Margin from Continuing Operations	10.5%	(5.6%)	NM	8.8%	(0.6%)	NM
Net Income Margin from Discontinued Operations	0.1%	0.7%	(60bps)	0.5%	1.0%	(50bps)
Adjusted Net Income	248.5	148.4	+67%	443.2	272.6	+63%
Adjusted Diluted Earnings Per Share	0.42	0.25	+68%	0.76	0.54	+41%
Adjusted EBITDA	454.7	314.9	+44%	847.4	530.6	+60%
Adjusted EBITDA Margin	31.8%	27.3%	+450bps	30.9%	27.7%	+320bps
____________
NM - Not meaningful

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	2

Earnings Release November 5, 2026

Segment Business Update and Results
Siding & Trim

	Q2 FY27	Q2 FY26	Change	6 Months FY27	6 Months FY26	Change

Siding & Trim	(US$ millions)
Net Sales	880.3	766.0	+15%	1,740.1	1,407.8	24%
Operating Income	232.0	151.0	+54%	446.9	312.2	43%
Operating Income Margin	26.4%	19.7%	+670bps	25.7%	22.2%	+350bps
Adjusted EBITDA	304.4	224.0	+36%	592.1	429.8	38%
Adjusted EBITDA Margin	34.6%	29.2%	+540bps	34.0%	30.5%	+350bps
Siding & Trim net sales increased 15% compared to the quarter ended September 30, 2025, led by continued fiber cement volume growth, favorable price/mix, and traction from our strategic growth initiatives.
Fiber cement volumes increased mid-single digits in the quarter, with multi-family up high-teens. Growth was driven by share gains against vinyl and other materials, strategic initiatives such as ColorPlus®, trim-over and the rollout of Hardie ProLabs, and the resilience of multi-family. Total exterior volumes grew in nearly every region, even as new construction remained soft across many of the Company’s markets. Fiber cement sell-through increased low double digits in the quarter, well ahead of declining end markets.

Second quarter operating income margin was 26.4%, up 670 basis points year-over-year. Adjusted EBITDA Margin, which excludes inventory fair value adjustments, acquisition and divestiture related restructuring expenses, and amortization of acquired AZEK intangibles, was 34.6%, up 540 basis points year-over-year. The increase was primarily driven by favorable net price and mix realization, volume leverage, and lower manufacturing costs, reflecting favorable input costs and continued savings from the Hardie Operating System ("HOS") and footprint optimization. Disciplined SG&A management contributed further. These gains were partially offset by higher freight and diesel costs.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	3

Earnings Release November 5, 2026

Deck, Rail & Accessories (DR&A)

	Q2 FY27	Q2 FY26	Change	6 Months FY27	6 Months FY26	Change

Deck, Rail & Accessories	(US$ millions)
Net Sales	387.0	255.8	+51%	692.1	255.8	+171%
Operating Income (Loss)	48.6	(11.9)	NM	45.3	(11.9)	NM
Operating Income (Loss) Margin	12.6%	(4.7%)	NM	6.5%	(4.7%)	NM
Adjusted EBITDA	128.7	78.6	+64%	211.5	78.6	+169%
Adjusted EBITDA Margin	33.3%	30.7%	+260bps	30.6%	30.7%	(10bps)
____________
NM - Not meaningful
DR&A net sales increased 51%, or $131.2 million, compared to the quarter ended September 30, 2025, reflecting strong sell-through, the completion of the planned channel inventory normalization in the first quarter and the impact of the initial load-in of our new business with Boise Cascade.
Demand for our products was robust, with low double-digit sell-through well ahead of the market, supported by continued material conversion from wood. Growth was strong at both the entry and premium ends of the range. Retail sell-through was particularly strong, supported by solid consumer demand and incremental shelf space across the combined platform.
Second quarter operating income margin was 12.6%. Adjusted EBITDA Margin was 33.3%, up 260 basis points year-over-year, primarily driven by higher volume and pricing, improved plant performance and operating leverage as production returned to normal levels, and continued savings from cost synergies and HOS. These gains were partially offset by higher input costs, including material inflation and freight costs.
Australia & New Zealand (ANZ)

	Q2 FY27	Q2 FY26	Change	6 Months FY27	6 Months FY26	Change

Australia & New Zealand	(US$ millions, unless otherwise noted)
Net Sales	160.9	132.9	+21%	314.2	254.5	23%
Net Sales (A$ millions)	227.9	203.2	+12%	443.9	392.7	13%
Operating Income	49.9	38.0	+31%	96.7	75.8	+28%
Operating Income Margin	31.0%	28.6%	+240bps	30.8%	29.8%	+100bps
EBITDA	56.8	43.5	+31%	110.3	86.5	28%
EBITDA Margin	35.3%	32.7%	+260bps	35.1%	34.0%	+110bps
Net sales increased 21% for the quarter, or 12% in Australian dollars, driven by high single digit volume growth and a foreign exchange tailwind in the period. Volume growth reflected resilient housing activity in the Australian housing market, ongoing share gains, and continued conversion from competing materials.
Operating Income Margin was 31.0%, up 240 basis points year over year. EBITDA margin was 35.3%, up 260 basis points year over year. These increases were the result of strong flow-through on higher volumes, manufacturing efficiencies and lower input costs, together with the non-recurrence of a prior-year provision related to the closure of a New Zealand site, were partially offset by higher freight costs.
The Company is focused on driving growth in Australia and New Zealand by evolving from a fiber cement business to a broader building products platform. The strategy centers on defending and extending our core fiber cement operations while accelerating adoption of whole-home solutions, including Hardie™ Gravis™, and expanding into outdoor living with TimberTech® by James Hardie decking.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	4

Earnings Release November 5, 2026

Outlook
Q3 FY27 Guidance and Full Year Planning Assumptions (Continuing Operations)

Ryan Lada, CFO said, “Our second quarter sales growth reflected share gains, continued traction of our growth initiatives and the early benefits of our expanded distribution partnerships. Higher Net Income Margin and the 450 basis point increase in Adjusted EBITDA Margin was driven by favorable volume, price and mix and HOS savings; offset by general inflation and higher freight costs, with Net Income Margin also benefiting from lower acquisition-related expenses.
We are reaffirming our consolidated full-year fiscal 2027 net sales and Adjusted EBITDA guidance and increasing our free cash flow target to more than $650 million. We expect Adjusted EBITDA to be lower in the third quarter and second half driven by DR&A seasonality in Q3, incremental freight costs and the weaker macro environment.
Strong cash generation is accelerating our deleveraging. First-half free cash flow was $535 million and we repaid $111 million of term loan debt in the quarter. Together with the expected proceeds from the Europe divestiture, we remain on track to reach net leverage below 2.0x by the end of the second quarter of fiscal 2028."

We provide certain elements of our outlook on a non-GAAP basis, as we cannot predict some elements that are included in reported GAAP results, including the impact of actuarial estimates on asbestos-related assets and liabilities in future periods. Refer to the discussion of non-GAAP financial measures below for more details.

Third Quarter Guidance Assumptions:
•Net Sales for Siding & Trim: $758 to $800 million
•Net Sales for Deck, Rail & Accessories: $164 to $190 million
•Total Net Sales: $1.058 to $1.140 billion
•Adjusted EBITDA for Siding & Trim: $245 to $262 million
•Adjusted EBITDA for Deck, Rail & Accessories: $38 to $49 million
•Total Adjusted EBITDA: $298 to $320 million
Updated Full Year Planning Assumptions:
•Net Sales for Siding & Trim: $3.236 to $3.314 billion
•Net Sales for Deck, Rail & Accessories: $1.198 to $1.240 billion
•Total Net Sales: $4.990 to $5.133 billion
•Adjusted EBITDA for Siding & Trim: $1.046 to $1.085 billion
•Adjusted EBITDA for Deck, Rail & Accessories: $355 to $375 million
•Total Adjusted EBITDA: $1.446 to $1.534 billion
•Free Cash Flow: More than $650 million

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	5

Earnings Release November 5, 2026

Cash Flow, Capital Investment & Allocation
First half operating cash flow totaled $693.7 million, up from $254.3 million a year ago, driven by net income adjusted for non-cash items of $682.5 million and a $99.2 million working capital inflow, partially offset by $65.2 million of asbestos claims and handling costs paid. Capital expenditures totaled $158.3 million, resulting in Free Cash Flow of $535.4 million for the six month period versus $58.4 million for the prior year period.

Our capital allocation priorities for FY2027 are unchanged: invest in organic growth and reduce leverage. We expect to apply approximately $600 million of proceeds from the Europe divestiture, which is expected to close in the first half of calendar 2027, toward debt repayment. Together with continued free cash flow generation, this is expected to support our target of net leverage below 2.0x by the end of the second quarter of FY2028.

For FY2027, we continue to expect capital expenditures to be in the range of approximately 6% to 7% of net sales, reflecting maintenance and targeted growth investments across the manufacturing network. Our footprint today is well positioned and equipped to support demand across both fiber cement and decking, and we do not anticipate the need for significant new capacity in the near term.

The previously announced closures of our Fontana, California and Summerville, South Carolina facilities are expected to generate approximately $25 million in annualized cost savings for Fiscal Year 2027.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	6

Earnings Release November 5, 2026

Reported Financial Results

(Millions of U.S. dollars)	(Unaudited) September 30, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$323.1	$265.4
Restricted cash and cash equivalents	27.5	75.2
Restricted short-term investments — Asbestos	216.1	198.5
Accounts and other receivables, net	430.9	420.1
Inventories	511.7	551.3
Prepaid expenses and other current assets	94.7	111.9
Assets held for sale	939.7	977.1
Total current assets	2,543.7	2,599.5
Property, plant and equipment, net	2,617.6	2,677.8
Operating lease right-of-use assets	114.9	117.9
Finance lease right-of-use assets	97.3	100.6
Goodwill	4,572.2	4,575.4
Intangible assets, net	3,043.8	3,198.8
Deferred income taxes	62.2	70.0
Deferred income taxes — Asbestos	270.3	282.5
Other assets	78.4	66.1
Total assets	$13,400.4	$13,688.6
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$561.4	$568.6
Accrued payroll and employee benefits	138.3	150.0
Operating lease liabilities	30.9	28.7
Finance lease liabilities	5.7	5.4
Long-term debt, current portion	54.7	43.8
Accrued product warranties	10.5	10.2
Income taxes payable	15.8	11.4
Asbestos liability	130.7	128.3
Liabilities held for sale	210.6	233.3
Other liabilities	44.1	56.7
Total current liabilities	1,202.7	1,236.4
Long-term debt	3,962.6	4,491.2
Deferred income taxes	376.4	348.1
Operating lease liabilities	97.8	103.5
Finance lease liabilities	96.3	97.9
Accrued product warranties	54.4	53.3
Asbestos liability	832.3	880.3
Other liabilities	51.7	52.4
Total liabilities	6,674.2	7,263.1
Total shareholders’ equity	6,726.2	6,425.5
Total liabilities and shareholders’ equity	$13,400.4	$13,688.6

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	7

Earnings Release November 5, 2026

	(Unaudited) Three Months Ended September 30,		(Unaudited) Six Months Ended September 30,
(Millions of U.S. dollars, except per share data)	2026	2025	2026	2025
Net sales	$1,428.2	$1,154.7	$2,746.4	$1,918.1
Cost of goods sold	865.8	776.0	1,685.8	1,246.6
Gross profit	562.4	378.7	1,060.6	671.5
Selling, general and administrative expenses	268.5	222.2	533.1	348.2
Research and development expenses	14.6	14.9	29.1	26.2
Restructuring expenses	0.8	—	6.0	—
Acquisition and divestiture related expenses	14.9	128.9	31.5	158.3
Asbestos adjustments	0.3	0.2	(1.3)	0.9
Operating income	263.3	12.5	462.2	137.9
Interest, net	54.8	67.1	116.1	106.1
Other (income) expense, net	(18.9)	(1.4)	(19.9)	9.7
Income (loss) before income taxes	227.4	(53.2)	366.0	22.1
Income tax expense	77.6	11.1	125.6	34.1
Net income (loss) from continuing operations	149.8	(64.3)	240.4	(12.0)
Income from discontinued operations, net of tax	1.2	8.5	14.9	18.8
Net income (loss)	$151.0	$(55.8)	$255.3	$6.8
Income (loss) per share:
Basic
Continuing operations	$0.26	$(0.11)	$0.41	$(0.03)
Discontinued operations	$—	$0.01	$0.03	$0.04
Net income (loss) per share - basic	$0.26	$(0.10)	$0.44	$0.01
Diluted
Continuing operations	$0.26	$(0.11)	$0.41	$(0.03)
Discontinued operations	$—	$0.01	$0.03	$0.04
Net income (loss) per share - diluted	$0.26	$(0.10)	$0.44	$0.01
Weighted average common shares outstanding (Millions):
Basic	581.0	577.4	580.6	504.0
Diluted	585.8	577.4	584.8	504.0

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	8

Earnings Release November 5, 2026

	(Unaudited) Six Months Ended September 30,
(Millions of U.S. dollars)	2026	2025
Cash Flows From Operating Activities
Net income	$255.3	$6.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	331.4	182.9
Lease expense	24.1	18.5
Deferred income taxes	31.8	7.7
Share-based compensation	30.3	19.9
Asbestos adjustments	(1.3)	0.9
Non-cash restructuring expenses	2.5	—
Non-cash interest expense	4.8	4.3
Non-cash charge related to step up of inventory	—	47.9
Other, net	3.6	28.6
Changes in operating assets and liabilities:
Accounts and other receivables	42.3	101.4
Inventories	54.1	(50.2)
Operating lease assets and liabilities, net	(28.4)	(20.9)
Prepaid expenses and other assets	(1.8)	(14.9)
Insurance receivable — Asbestos	1.2	1.7
Accounts payable and accrued liabilities	2.8	(9.1)
Claims and handling costs paid — Asbestos	(65.2)	(61.0)
Income taxes payable	10.3	(3.3)
Other accrued liabilities and interest	(4.1)	(6.9)
Net cash provided by operating activities	$693.7	$254.3
Cash Flows From Investing Activities
Purchases of property, plant and equipment	$(158.3)	$(195.9)
Capitalized interest	—	(5.1)
Cash consideration for The AZEK Company acquisition, net of cash acquired	—	(3,919.8)
Purchase of restricted investments — Asbestos	(117.9)	(96.4)
Proceeds from restricted investments — Asbestos	104.1	96.4
Net cash used in investing activities	$(172.1)	$(4,120.8)
Cash Flows From Financing Activities
Proceeds from senior secured notes	$—	$1,700.0
Proceeds from revolving facility	530.0	—
Proceeds from term loans	—	2,500.0
Repayments of term loans	(121.9)	(301.6)
Repayment of revolving facility	(530.0)	—
Repayment of senior unsecured notes	(400.0)	—
Debt issuance costs paid	—	(42.0)
Proceeds from exercise of vested stock options	13.5	—
Repayment of finance lease obligations	(3.0)	(1.5)
Cash paid for shares withheld for taxes	(1.9)	(6.3)
Net cash (used in) provided by financing activities	$(513.3)	$3,848.6
Effects of exchange rate changes on cash and cash equivalents and restricted cash	$(0.1)	$(0.7)
Net increase (decrease) cash and cash equivalents and restricted cash	8.2	(18.6)
Cash and cash equivalents, restricted cash and restricted cash including discontinued operations at beginning of period	344.4	605.6
Cash and cash equivalents and restricted cash including discontinued operations at end of period	$352.6	$587.0

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	9

Earnings Release November 5, 2026

	(Unaudited) Six Months Ended September 30,
(Millions of U.S. dollars)	2026	2025
Non-Cash Investing and Financing Activities
Capital expenditures incurred but not yet paid	$20.7	$35.5
Non-cash ROU assets obtained in exchange for new lease liabilities	$21.3	$13.6
Non-cash consideration for AZEK acquisition	$—	$4,143.6
Supplemental Disclosure of Cash Flow Activities
Cash paid during the year for interest	$125.8	$61.0
Cash paid to AICF	$22.2	$31.4

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	10

Earnings Release November 5, 2026

Further Information
Readers are referred to Part I, Item 1. Financial Statements and Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for additional information regarding the Company’s results.
All comparisons made are vs. the comparable period in the prior fiscal year and amounts presented are in U.S. dollars, unless otherwise noted.

Conference Call Details
James Hardie will hold a conference call to discuss results and outlook Thursday, November 5, 2026 at 5:00pm ET (Friday, November 6, 2026 at 9:00am AET). Participants may register for a live webcast and access a replay following the event of the event on the Investor Relations section of the Company’s website (ir.jameshardie.com).

About James Hardie
James Hardie Industries plc is the industry leader in exterior home and outdoor living solutions, with a portfolio that includes fiber cement, composite decking, PVC decking and railing products. Products offered by James Hardie are engineered for beauty, durability, and climate resilience, and include trusted brands like Hardie®, TimberTech®, AZEK® Exteriors, Versatex®, and StruXure®. The James Hardie portfolio is marketed and sold throughout North America, Australia and New Zealand.
James Hardie Industries plc is incorporated and existing under the laws of Ireland. As an Irish plc, James Hardie is governed by the Irish Companies Act. James Hardie’s principal executive offices are located at 1st Floor, Block A, One Park Place, Upper Hatch Street, Dublin 2, D02 FD79, Ireland.

Investor and Media Contact
Bill Seymour
V.P. Investor Relations
T: +1 312 856 7460
E: investors@jameshardie.com

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	11

Earnings Release November 5, 2026

Forward-Looking Statements
This Earnings Release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “aim,” “will,” “should,” “likely,” “continue,” “may,” “objective,” “outlook” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of James Hardie to be materially different from those expressed or implied in this release, including, among others, the risks and uncertainties described in "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and in other reports we file with the U.S. Securities and Exchange Commission and the Australian Securities Exchange from time to time; changes in general economic, political, governmental and business conditions globally and in the countries in which James Hardie does business; changes in interest rates; changes in inflation rates; changes in exchange rates; the level of construction generally; changes in cement demand and prices; changes in raw material and energy prices; changes in business strategy; the AZEK integration and the European divestiture and their anticipated benefits and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.
Forward-looking statements are based on the Company’s current expectations, estimates and assumptions. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update any forward-looking statements or information except as required by law.

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Earnings Release November 5, 2026

Non-GAAP Financial Measures
To supplement our Earnings Release and condensed consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use certain non-GAAP financial measures, as described in this earnings release, to provide investors with additional useful information about our financial performance, to enhance the overall understanding of our past performance and future prospects and to allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance and liquidity from management’s view and because we believe they provide an additional tool for investors to use in comparing our core financial performance and liquidity over multiple periods with other companies in our industry.
•Adjusted Net Income: Defined as net income from continuing operations before legacy items such as asbestos related expenses and adjustments, AICF interest income, and significant non-recurring items, such as restructuring gain or expenses, acquisition and divestiture related expenses, pre-close financing costs, non-cash gain on foreign currency forward contracts, inventory fair value adjustment, amortization of intangible assets resulting from AZEK acquisition, as well as share-based compensation expense and adjustments to tax expenses.
•Adjusted EBITDA: Defined as net income from continuing operations before interest, net, other expense (income), net, income tax expense, depreciation and amortization, legacy items such as asbestos related expenses and adjustments, share-based compensation expense, and significant non-recurring items, such as restructuring gain and expenses, acquisition and divestiture related expenses and inventory fair value adjustment. Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by net sales.
•Adjusted Diluted EPS: Defined as Adjusted Net Income divided by weighted average common shares outstanding – diluted, to reflect the conversion or exercise, as applicable, of all outstanding shares of restricted stock awards, restricted stock units and options to purchase shares of our common stock.
•Adjusted Segment EBITDA: Defined as segment operating income before depreciation and amortization and significant non-recurring items such as restructuring expenses, acquisition and divestiture related expenses, inventory fair value adjustment and amortization of intangible assets resulting from AZEK acquisition. The Company does not calculate net income by segment, therefore, Adjusted Segment EBITDA is reconciled to the closest GAAP measure of segment profitability, Segment operating profit.
•Adjusted General Corporate and Unallocated R&D EBITDA: Defined as General Corporate and Unallocated R&D costs before depreciation and amortization, share-based compensation expense, legacy items such as asbestos related expenses and adjustments, and significant non-recurring items such as restructuring gain or expenses, and acquisition and divestiture related expenses. The Company does not calculate net income for General Corporate and Unallocated R&D costs, therefore, Adjusted General Corporate and Unallocated R&D EBITDA is reconciled to the closest GAAP measure of profitability, General Corporate and unallocated R&D costs.
•Adjusted Income Before Income Taxes: Defined as Income before income taxes before share-based compensation expense, legacy items such as asbestos related expenses and adjustments and AICF interest income, and significant non-recurring items such as restructuring gains or expenses, pre-close financing costs, non-cash gain on foreign currency forward contracts, acquisition and divestiture related expenses, inventory fair value adjustment and amortization of intangible assets resulting from AZEK acquisition.
•Adjusted Income Tax Expense: Defined as income tax expense before tax adjustments.

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Earnings Release November 5, 2026

•Adjusted Effective Tax Rate: Defined as Adjusted Income Tax Expense divided by Adjusted Income Before Income Taxes.
•Adjusted Interest, net: Defined as Interest, net before legacy items such as AICF interest income, and significant non-recurring items such as pre-close financing and interest costs.
•Adjusted Other Expense (Income), net: Defined as Other expense (income), net, before significant non-recurring items such as non-cash gain on foreign currency forward contracts and non-cash loss on interest rate swap.
•Net Leverage: Defined as gross debt less cash and cash equivalents, divided by trailing twelve month Adjusted EBITDA.
•Free Cash Flow: Defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment.
These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. See the accompanying earnings tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.
The Company is unable to forecast the most directly comparable U.S. GAAP financial measure for future periods due to, amongst other factors, uncertainty regarding the impact of actuarial estimates on asbestos-related assets and liabilities in future periods. Such reconciling items that impact Adjusted EBITDA and Free Cash Flow have not occurred, are outside of our control or cannot be reasonably predicted. Accordingly, a reconciliation of each of Adjusted EBITDA and Free Cash Flow to its most directly comparable GAAP measure is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA and Free Cash Flow planning assumptions and future GAAP results.
This Earnings Release has been authorized by the James Hardie Board of Directors.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	14

Earnings Release November 5, 2026

Non-GAAP Financial Measures
Total Net Sales

(Millions of U.S. dollars)	Three Months Ended September 30,
2026
Net sales from continuing operations	$1,428.2
Net sales from discontinued operations	135.3
Total net sales	$1,563.5

Adjusted EBITDA and Adjusted EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) from continuing operations	$149.8	$(64.3)	$240.4	$(12.0)
Interest, net	54.8	67.1	116.1	106.1
Other (income) expense, net	(18.9)	(1.4)	(19.9)	9.7
Income tax expense	77.6	11.1	125.6	34.1
Depreciation and amortization	155.7	119.1	314.4	168.8
Acquisition and divestiture related expenses[1]	14.9	128.9	31.5	158.3
Asbestos related expenses and adjustments	1.0	0.9	—	1.9
Inventory fair value adjustment	—	47.9	—	47.9
Restructuring expenses	0.8	—	6.0	—
Share-based compensation expense[2]	19.0	5.6	33.3	15.8
Adjusted EBITDA	$454.7	$314.9	$847.4	$530.6

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) from continuing operations margin	10.5%	(5.6)%	8.8%	(0.6%)
Interest, net	3.8%	5.8%	4.2%	5.5%
Other (income) expense, net	(1.3)%	(0.1)%	(0.7%)	0.5%
Income tax expense	5.4%	1.0%	4.6%	1.8%
Depreciation and amortization	10.9%	10.3%	11.5%	8.8%
Acquisition and divestiture related expenses[1]	1.0%	11.2%	1.1%	8.3%
Asbestos related expenses and adjustments	0.1%	0.1%	—%	0.1%
Inventory fair value adjustment	—%	4.1%	—%	2.5%
Restructuring expenses	0.1%	—%	0.2%	—%
Share-based compensation expense[2]	1.3%	0.5%	1.2%	0.8%
Adjusted EBITDA Margin	31.8%	27.3%	30.9%	27.7%

1.The three months ended September 30, 2026 period includes acquisition expenses of $9.7 million and divestiture expenses of $5.2 million. The six months ended September 30, 2026 period includes acquisition expenses of $22.2 million and divestiture expenses of $9.3 million. The prior year is entirely acquisition related expenses.
2.Effective as of June 30, 2026, we revised the definition of Adjusted EBITDA and Adjusted EBITDA Margin to exclude share-based compensation expense. Prior periods have been recast to reflect the change. For the three and six months ended September 30, 2026, share-based compensation expense of $0.5 million and $0.8 million, respectively, is included in acquisition related expenses. For both the three and six months September 30, 2025 periods, share-based compensation expense of $8.5 million is included in acquisition and divestiture related expenses.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	15

Earnings Release November 5, 2026

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Millions of U.S. dollars, except per share amounts)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) from continuing operations	$149.8	$(64.3)	$240.4	$(12.0)
Asbestos related expenses and adjustments	1.0	0.9	—	1.9
AICF interest income	(3.3)	(2.4)	(6.6)	(5.0)
Restructuring expenses	0.8	—	6.0	—
Pre-close financing costs[1]	—	—	—	46.5
Non-cash gain on foreign currency forward contracts	(19.4)	—	(19.4)	—
Acquisition and divestiture related expenses[2]	14.9	128.9	31.5	158.3
Inventory fair value adjustment	—	47.9	—	47.9
Amortization of intangible assets resulting from AZEK acquisition	77.5	48.7	155.1	48.7
Share-based compensation expense[3]	19.0	5.6	33.3	15.8
Tax impact of adjustments[4]	8.2	(16.9)	2.9	(29.5)
Adjusted Net Income	$248.5	$148.4	$443.2	$272.6

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) from continuing operations per common share - diluted	$0.26	$(0.11)	$0.41	$(0.03)
Asbestos related expenses and adjustments	—	—	—	—
AICF interest income	(0.01)	—	(0.01)	(0.01)
Restructuring expenses	—	—	0.01	—
Pre-close financing costs[1]	—	—	—	0.09
Non-cash gain on foreign currency forward contracts	(0.03)	—	(0.03)	—
Acquisition and divestiture related expenses[2]	0.03	0.22	0.05	0.32
Inventory fair value adjustment	—	0.08	—	0.09
Amortization of intangible assets resulting from AZEK acquisition	0.13	0.08	0.27	0.10
Share-based compensation expense[3]	0.03	0.01	0.06	0.03
Tax impact of adjustments[4]	0.01	(0.03)	—	(0.05)
Adjusted Diluted Earnings Per Share[5]	$0.42	$0.25	$0.76	$0.54

1.The six months ended September 30, 2025 period includes pre-close financing interest of $34.9 million and $11.6 million non-cash loss on our interest rate swap.
2.The three months ended September 30, 2026 period includes acquisition expenses of $9.7 million and divestiture expenses of $5.2 million. The six months ended September 30, 2026 period includes acquisition expenses of $22.2 million and divestiture expenses of $9.3 million. The prior year is entirely acquisition related expenses.
3.Effective as of June 30, 2026, we revised the definition of Adjusted Net Income and Adjusted Diluted Earnings Per Share to exclude share-based compensation expense. Prior periods have been recast to reflect the change. For the three and six months ended September 30, 2026, share-based compensation expense of $0.5 million and $0.8 million, respectively, is included in acquisition and divestiture related expenses. For both the three and six months September 30, 2025 periods, share-based compensation expense of $8.5 million is included in acquisition and divestiture related expenses.
4.Includes tax adjustments related to the amortization of certain U.S. intangible assets, asbestos, share-based compensation and discrete items relating to the acquisition and divestiture costs.
5.Weighted average common shares outstanding used in computing diluted net income per common share of 585.8 million and 582.1 million for the three months ended September 30, 2026 and 2025, respectively. Weighted average common shares outstanding used in computing diluted net income per common share of 584.8 million and 508.6 million for the six months ended September 30, 2026 and 2025, respectively.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	16

Earnings Release November 5, 2026

Siding & Trim Segment Adjusted EBITDA and Adjusted EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Siding & Trim Segment operating income	$232.0	$151.0	$446.9	$312.2
Acquisition and divestiture related expenses[1]	4.7	3.8	9.0	4.8
Inventory fair value adjustment	—	11.2	—	11.2
Amortization of intangible assets resulting from AZEK acquisition	18.6	10.8	37.1	10.8
Restructuring expenses	0.8	—	0.8	—
Depreciation and amortization	48.3	47.2	98.3	90.8
Siding & Trim Segment Adjusted EBITDA	$304.4	$224.0	$592.1	$429.8

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Siding & Trim Segment operating income margin	26.4%	19.7%	25.7%	22.2%
Acquisition and divestiture related expenses[1]	0.5%	0.5%	0.5%	0.3%
Inventory fair value adjustment	—%	1.5%	—%	0.8%
Amortization of intangible assets resulting from AZEK acquisition	2.1%	1.4%	2.1%	0.8%
Restructuring expenses	0.1%	—%	—%	—%
Depreciation and amortization	5.5%	6.1%	5.7%	6.4%
Siding & Trim Segment Adjusted EBITDA Margin	34.6%	29.2%	34.0%	30.5%

1.The three months ended September 30, 2026 period includes acquisition expenses of $3.0 million and divestiture expenses of $1.7 million. The six months ended September 30, 2026 period includes acquisition expenses of $7.3 million and divestiture expenses of $1.7 million. The prior year is entirely acquisition related expenses.

Deck, Rail & Accessories Segment Adjusted EBITDA and Adjusted EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Deck, Rail & Accessories operating income (loss)	$48.6	$(11.9)	$45.3	$(11.9)
Restructuring expenses	—	—	5.2	—
Inventory fair value adjustment	—	36.7	—	36.7
Amortization of intangible assets resulting from AZEK acquisition	58.9	37.9	118.0	37.9
Depreciation and amortization	21.2	15.9	43.0	15.9
Deck, Rail & Accessories Segment Adjusted EBITDA	$128.7	$78.6	$211.5	$78.6

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Deck, Rail & Accessories operating income (loss) margin	12.6%	(4.7%)	6.5%	(4.7%)
Restructuring expenses	—%	—%	0.8%	—%
Inventory fair value adjustment	—%	14.4%	—%	14.4%
Amortization of intangible assets resulting from AZEK acquisition	15.2%	14.8%	17.1%	14.8%
Depreciation and amortization	5.5%	6.2%	6.2%	6.2%
Deck, Rail & Accessories Segment Adjusted EBITDA Margin	33.3%	30.7%	30.6%	30.7%

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	17

Earnings Release November 5, 2026

Australia & New Zealand Segment EBITDA and EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Australia & New Zealand Segment operating income	$49.9	$38.0	$96.7	$75.8
Depreciation and amortization	6.9	5.5	13.6	10.7
Australia & New Zealand Segment EBITDA	$56.8	$43.5	$110.3	$86.5

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Australia & New Zealand Segment operating income margin	31.0%	28.6%	30.8%	29.8%
Depreciation and amortization	4.3%	4.1%	4.3%	4.2%
Australia & New Zealand Segment EBITDA Margin	35.3%	32.7%	35.1%	34.0%

Adjusted General Corporate and Unallocated R&D EBITDA

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
General Corporate and Unallocated R&D costs	$(67.2)	$(164.6)	$(126.7)	$(238.2)
Acquisition and divestiture related expenses[1]	10.2	125.1	22.5	153.5
Asbestos related expenses and adjustments	1.0	0.9	—	1.9
Share-based compensation expense[2]	19.0	5.6	33.3	15.8
Depreciation and amortization	1.8	1.8	4.4	2.7
Adjusted General Corporate and Unallocated R&D EBITDA	$(35.2)	$(31.2)	$(66.5)	$(64.3)

1.The three months ended September 30, 2026 includes acquisition expenses of $6.7 million and divestiture expenses of $3.5 million. The six months ended September 30, 2026 includes acquisition expenses of $14.9 million and divestiture expenses of $7.6 million. The prior year is entirely acquisition related expenses.
2.Effective as of June 30, 2026, we revised the definition of Adjusted General Corporate and Unallocated R&D EBITDA to exclude share-based compensation expense. Prior periods have been recast to reflect the change. For the three and six months ended September 30, 2026, share-based compensation expense of $0.5 million and $0.8 million, respectively, is included in acquisition and divestiture related expenses. For both the three and six months September 30, 2025 periods, share-based compensation expense of $8.5 million is included in acquisition and divestiture related expenses.

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	18

Earnings Release November 5, 2026

Adjusted Income Before Income Taxes, Adjusted Income Tax Expense and Adjusted Effective Tax Rate

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Income (Loss) before income taxes	$227.4	$(53.2)	$366.0	$22.1
Asbestos related expenses and adjustments	1.0	0.9	—	1.9
AICF interest income	(3.3)	(2.4)	(6.6)	(5.0)
Restructuring expenses	0.8	—	6.0	—
Pre-close financing costs[1]	—	—	—	46.5
Non-cash gain on foreign currency forward contracts	(19.4)	—	(19.4)	—
Acquisition and divestiture related expenses[2]	14.9	128.9	31.5	158.3
Inventory fair value adjustment	—	47.9	—	47.9
Amortization of intangible assets resulting from AZEK acquisition	77.5	48.7	155.1	48.7
Share-based compensation expense[3]	19.0	5.6	33.3	15.8
Adjusted Income Before Income Taxes	$317.9	$176.4	$565.9	$336.2

Income tax expense	$77.6	$11.1	$125.6	$34.1
Tax impact of adjustments[4]	(8.2)	16.9	(2.9)	29.5
Adjusted Income Tax Expense	$69.4	$28.0	$122.7	$63.6

Effective Tax Rate	34.1%	(20.9%)	34.3%	154.3%
Adjusted Effective Tax Rate	21.8%	15.9%	21.7%	18.9%

[1]The six months ended September 30, 2025 period includes pre-close financing interest of $34.9 million and $11.6 million non-cash loss on our interest rate swap.

[2]The three months ended September 30, 2026 includes acquisition expenses of $9.7 million and divestiture expenses of $5.2 million. The six months ended September 30, 2026 period includes acquisition expenses of $22.2 million and divestiture expenses of $9.3 million. The prior year is entirely acquisition related expenses.
[3]Effective as of June 30, 2026, we revised the definition of Adjusted Income Before Income Taxes to exclude share-based compensation expense. Prior periods have been recast to reflect the change. For the three and six months ended September 30, 2026, share-based compensation expense of $0.5 million and $0.8 million, respectively, is included in acquisition and divestiture related expenses. For both the three and six months September 30, 2025 periods, share-based compensation expense of $8.5 million is included in acquisition and divestiture related expenses.
[4]Includes tax adjustments related to the amortization of certain U.S. intangible assets, asbestos, share-based compensation and discrete items relating to the acquisition and divestiture costs.

Adjusted Interest, Net

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Interest, net	$54.8	$67.1	$116.1	$106.1
Pre-close financing and interest costs	—	—	—	(34.9)
AICF interest income	3.3	2.4	6.6	5.0
Adjusted Interest, Net	$58.1	$69.5	$122.7	$76.2

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	19

Earnings Release November 5, 2026

Adjusted Other Expense (Income), Net

(Millions of U.S. dollars)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Other (income) expense, net	$(18.9)	$(1.4)	$(19.9)	$9.7
Non-cash gain on foreign currency forward contracts	19.4	—	19.4	—
Non-cash loss on interest rate swap	—	—	—	(11.6)
Adjusted Other Expense (Income), Net	$0.5	$(1.4)	$(0.5)	$(1.9)

Free Cash Flow
The following Free Cash Flow reconciliation includes discontinued operations.

(Millions of U.S. dollars)	Six Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$693.7	$254.3
Purchases of property, plant and equipment	(158.3)	(195.9)
Free Cash Flow	$535.4	$58.4
Net cash used in investing activities	$(172.1)	$(4,120.8)
Net cash (used in) provided by financing activities	$(513.3)	$3,848.6

Pro Forma Net Sales

(Millions of U.S. dollars)	Fiscal Year Ended
March 31, 2026
Net sales from continuing operations	$4,278.9
AZEK net sales for Q1 FY26	416.6
Total Pro Forma net sales from continuing operations	$4,695.5

Earnings Release: James Hardie - Second Quarter Ended September 30, 2026	20